Exhibit 99.1

Senior Credit Investments, LLC

The following table is a listing of the Initial Portfolio Loans and Commitments as of December 4, 2023 (unaudited, in thousands of dollars):

Portfolio Company	Investment Type	Reference Rate and Spread(1)	Maturity Date	Principal	Cost(2)	Fair Value(3)	Footnotes
First Lien Debt Investments
Non-controlled/non-affiliated portfolio company investments(4)
Aerospace & Defense
Qnnect, LLC	First Lien Term Loan	S + 7.00%	11/2/2029	$1,284	$1,246	$1,275	7
Qnnect, LLC	First Lien Delayed Draw Term Loan	S + 7.00%	11/2/2029	159	50	132	5,8

				1,444	1,296	1,407
Banking, Finance, Insurance, and Real Estate
Higginbotham Insurance Agency, Inc.	First Lien Delayed Draw Term Loan	S + 5.50%	11/25/2028	4,529	4,382	4,484	7
SG Acquisition, Inc.	First Lien Term Loan	S + 5.50%	1/27/2027	656	632	653	8
SitusAMC Holdings Corporation	First Lien Term Loan	S + 5.50%	12/22/2027	552	534	552	8

				5,737	5,547	5,688
Capital Equipment
Dwyer Instruments, Inc.	First Lien Term Loan	S + 5.75%	7/21/2027	900	887	900	8
Dwyer Instruments, Inc.	First Lien Delayed Draw Term Loan	S + 5.75%	7/21/2027	1,954	1,922	1,954	5,8

				2,854	2,809	2,854
Chemicals, Plastic, & Rubber
ASP Meteor Acquisition Co. LLC	First Lien Term Loan	S + 7.00%	9/1/2029	2,564	2,449	2,468	8
ASP Meteor Acquisition Co. LLC	First Lien Delayed Draw Term Loan	S + 7.00%	9/1/2029	1,173	1,091	1,105	5,7
Aurora Plastics, LLC	First Lien Term Loan	S + 4.75%	8/10/2028	1,468	1,336	1,372	7
Aurora Plastics, LLC	First Lien Delayed Draw Term Loan	S + 4.75%	8/10/2028	986	897	922	7

				6,191	5,773	5,867
Healthcare & Pharmaceuticals
GI Alliance Management, LLC	First Lien Term Loan	S + 6.25%	9/15/2028	6,180	6,056	6,103	8
PerkinElmer U.S. LLC	First Lien Term Loan	S + 6.75%	3/13/2029	6,706	6,471	6,706	8

				12,886	12,528	12,809
High Tech Industries
Netwrix Corporation	First Lien Term Loan	S + 5.00%	6/9/2029	2,138	2,058	2,058	6
Netwrix Corporation	First Lien Delayed Draw Term Loan	S + 5.00%	6/9/2029	—	(175)	(175)	5,6
Rally Buyer, Inc.	First Lien Term Loan	S + 5.75%	7/19/2028	5,426	5,345	5,412	8
Rally Buyer, Inc.	First Lien Delayed Draw Term Loan	S + 5.75%	7/19/2028	937	915	933	5,7
Redwood Services Group, LLC	First Lien Term Loan	S + 6.25%	6/15/2029	5,659	5,518	5,659	8
Redwood Services Group, LLC	First Lien Delayed Draw Term Loan	S + 6.25%	6/15/2029	1,395	1,361	1,395	8

				15,556	15,021	15,284
Services: Business
Cumming Group, Inc.	First Lien Term Loan	S + 5.75%	11/16/2027	6,790	6,518	6,688	7
Cumming Group, Inc.	First Lien Delayed Draw Term Loan	S + 5.75%	11/16/2027	451	433	444	7
Foreside Financial Group, LLC	First Lien Term Loan	S + 5.25%	9/30/2027	54	52	54	5,8
Foreside Financial Group, LLC	First Lien Delayed Draw Term Loan	S + 5.25%	9/30/2027	—	(19)	—	5,8
Guidehouse LLP	First Lien Term Loan	S + 6.25%	10/16/2028	5,276	5,210	5,276	7
IG Investments Holdings, LLC	First Lien Term Loan	S + 6.00%	9/22/2028	2,036	1,974	2,036	7
IG Investments Holdings, LLC	First Lien Term Loan	S + 6.00%	9/22/2028	75	73	75	7
The NPD Group L.P.	First Lien Term Loan	S + 5.75%	12/1/2028	7,005	6,812	7,005	7

				21,686	21,054	21,577
Transportation: Cargo
Capstone Acquisition Holdings, Inc.	First Lien Term Loan	S + 4.75%	11/12/2027	658	618	656	7
Capstone Acquisition Holdings, Inc.	First Lien Delayed Draw Term Loan	S + 4.75%	11/12/2027	565	531	564	7
Seko Global Logistics Network, LLC	First Lien Term Loan	S + 5.00%	12/30/2026	594	570	579	6
Seko Global Logistics Network, LLC	First Lien Delayed Draw Term Loan	S + 5.00%	12/30/2026	6,417	6,160	6,256	8

				8,233	7,879	8,055

Total non-controlled/non-affiliated portfolio company debt investments(9)				$74,586	$71,906	$73,541

(1)

Unless otherwise indicated, loan contains a variable rate structure, and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the Secured Overnight Financing Rate (“SOFR” or “S”) or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement. SOFR based contracts may include a credit spread adjustment that is charged in addition to the base rate and the stated spread. The terms in this schedule disclose the actual interest rate in effect as of the reporting period.

(2)

The Company’s total cost for the Initial Portfolio Loans and Commitments was reduced by an aggregate amount of $194 to adjust for the realization of the investments in Southern Veterinary Partners LLC and Aramsco, Inc., which were repaid in full at par in September and October 2023, respectively.

(3)	These investments were valued using unobservable inputs and are considered Level 3 investments.
(4)

Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Company owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company. As of December 4, 2023, all of the Company’s investments were non-controlled, non-affiliated.

(5)

All or a portion of the position is an unfunded loan commmitement, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. For investments in delayed draw term loans, the cost basis is adjusted for any upfront fee or original issue discount received on the total balance committed. As a result, the purchase of commitments not fully funded may result in a negative cost and fair value until funded. See below for more information on the Company’s unfunded commitments:

The following table is a listing of the unfunded commitments of the Initial Portfolio Loans and Commitments as of December 4, 2023 (unaudited, in thousands of dollars):

Portfolio Company	Investment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value(3)
ASP Meteor Acquisition Co. LLC	First Lien Delayed Draw Term Loan	9/1/2024	$646	$(24)
Dwyer Instruments, Inc.	First Lien Delayed Draw Term Loan	7/1/2024	178	—
Foreside Financial Group, LLC	First Lien Delayed Draw Term Loan	5/26/2024	704	—
Netwrix Corporation	First Lien Delayed Draw Term Loan	6/9/2024	4,654	(175)
Qnnect, LLC	First Lien Delayed Draw Term Loan	11/2/2024	3,480	(26)
Rally Buyer, Inc.	First Lien Delayed Draw Term Loan	7/19/2024	539	(1)

Total Unfunded Portfolio Company Commitments			$10,200	$(226)

(6)	The interest rate on these loans is subject to 6-month SOFR, which as of December 4, 2023 was 5.30%.
(7)	The interest rate on these loans is subject to 1-month SOFR, which as of December 4, 2023 was 5.35%.
(8)	The interest rate on these loans is subject to 3-month SOFR, which as of December 4, 2023 was 5.36%.
(9)	All funded debt investments are income producing. As of December 4, 2023, there were no investments on non-accrual.